EXHIBIT 1



                            CSW COMMUNICATIONS, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1996


ASSETS
    Current Assets:
    Accounts Receivable - Trade                             $22,004
     Accounts Receivable - Other
                                                             57,934
     Accounts Receivable - Income Tax                       835,997
                                                       ------------
                       Total Receivables                    915,935

     Construction In Progress - Profit  Recognized          134,172
     Construction In Progress - Resale Project Costs        511,673
     Construction In Progress - CSWC Projects             2,770,184
                                                       ------------
          Total Construction In Progress                  3,416,029

                    Total Current Assets                  4,331,964
                                                       ------------

     Property, Plant & Equipment:
     Plant In Service                                    15,307,895
     Furniture & Fixtures                                   410,993
     Accumulated Depreciation                              (523,410)
                                                       ------------
         Net Property, Plant & Equipment                 15,195,478
                                                       ------------

     Other Assets:
     Organizational Costs                                   153,870
     Accumulated Amortization                               (78,794)
                                                       ------------
                Net Organizational Costs                     75,076

     Investment in Brooks Fiber, at market value          3,090,600
     Prepaid Pension                                         21,639
                                                       ------------
                      Total Other Assets                  3,187,315
                                                       ------------

TOTAL ASSETS                                            $22,714,757
                                                       ============


LIABILITIES & EQUITY Current Liabilities:
     Accounts Payable - Affiliated                       $844,915
     Accounts Payable - Trade                             234,698
     Advance Billings and Payments                        763,304
     Interest Payable - Affiliated                        119,877
     Accrued Payroll & Benefits                           213,707
                                                     ------------
               Total Current Liabilities                2,176,501
                                                     ------------

     Long-Term Liabilities:
     Note Payable - Affiliated                         22,744,763
                                                     ------------
             Total Long-Term Liabilities               22,744,763
                                                     ------------

     Deferred Income Taxes                                943,020

     Equity:
     Common Stock                                           1,000
     Retained Earnings                                 (5,241,227)
     Unrealized Gain / (Loss) on Investments            2,090,700
                                                     ------------
                            Total Equity               (3,149,527)
                                                     ------------

TOTAL LIABILITIES & EQUITY                            $22,714,757
                                                     ============